SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
[(Amendment No. ___)]

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] [ ] [ ] [X] [ ]	Preliminary Proxy Statement
Confidential, for Use of the Commission Only
(as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to ss.240.14a-11(c) or ss. 240.14a-12

CEDAR SHOPPING CENTERS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] [ ]	No fee required Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) (2) (3) (4) (5)	Title of each class of securities to which transaction applies:_________________________
Aggregate number of securities to which transaction applies:________________________
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): _________________________________________________________________________________________
Proposed maximum aggregate value of transaction:_______________________________
Total fee paid:___________________________________________________________

[ ] [ ]	Fee previously paid with preliminary materials.
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) (2) (3) (4)	Amount Previously Paid:_______________________
Form, Schedule or Registration Statement No.:__________________________
Filing Party:_________________________________
Date Filed:__________________________________

Cedar Shopping Centers, Inc.
44 South Bayles Avenue
Port Washington, NY 11050

REMINDER – YOUR VOTE IS VERY IMPORTANT

August 20, 2007

Dear Stockholder:

You have previously received proxy material in connection with the Special meeting of stockholders of Cedar Shopping Centers, Inc. to be held on Wednesday, September 12th, 2007. According to our latest records, your PROXY VOTE for this meeting HAS NOT BEEN RECEIVED.

We would appreciate your immediate attention to the enclosed shareholder meeting information.

Your vote is important to us and we need your support. Proposal 1: To amend the articles of incorporation to increase the authorized common stock and Proposal 2: To amend the articles of incorporation to increase the authorized preferred stock, cannot be completed unless it is adopted by the affirmative vote of 2/3rds of the outstanding shares entitled to vote. If you fail to vote, the effect will be the same as a vote against. Therefore, regardless of the number of shares you own, it is important they be represented at the meeting.

Even if you plan to attend the meeting, please vote your shares now so that your vote can be counted without delay.

Follow the instructions on the enclosed proxy voting form to vote your shares by phone, Internet, or by mail. Remember, your broker cannot vote your shares unless you instruct him or her to do so.

If you have any questions relating to the stockholder meeting or voting your shares, you may call our proxy solicitor toll-free at 800-314-9816 between the hours of 9:00 a.m. and 10:00 p.m. Monday through Friday Eastern time.

Thank you in advance for your support.

IF YOU HAVE RECENTLY VOTED YOUR SHARES, PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.